UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2006

eMagin Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-24757	56-1764501
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

10500 N.E. 8th Street, Suite 1400, Bellevue, WA 98004
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (425) 749-3600

Copies to:
Richard A. Friedman, Esq.
Eric A. Pinero, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 31, 2006, the Board of Directors of eMagin Corporation (the “Company”) appointed Brigadier General, U.S. Army (ret.) Stephen Seay as a director of the Company. There are no understandings or arrangements between General Seay and any other person pursuant to which General Seay was selected as a director. General Seay does not have any family relationship with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer. Furthermore, General Seay has never entered into a transaction, nor is there any proposed transaction, between General Seay and the Company. General Seay presently does not serve on any committee of the Company’s Board of Directors, however, General Seay may be appointed to serve as a member of a committee. With the election of General Seay, the Company’s Board of Directors now consists of 8 members.

In his 33-year Army career, General Stephen Seay held a wide variety of command and staff positions, most importantly as a soldier's soldier volunteering for his final assignment with his troops in Iraq. Most recently he was Program Executive Officer for Simulation, Training and Instrumentation, and Commanding General, Joint Contracting Command-Iraq/Head of Contracting Authority, Operation Iraqi Freedom. He has also served as Program Manager for a joint system, headed the Joint Target Oversight Council and was Commanding General, Simulation, Training and Instrumentation Command (STRICOM), Army Materiel Command. Earlier, as a Field Artillery officer, he commanded at all levels, rising to corps artillery commander. He served as Chief of Staff, United States Army, Europe (Forward) and National Security Element, Taszar, Hungary, during Operation Joint Endeavor. He held resource management, operations research, and acquisition positions during three tours on Department of the Army staff. Stephen Seay holds a Bachelor of Science degree from the University of New Hampshire and a Master of Science degree from North Carolina State University.

On February 1, 2006, the Company issued a press release announcing the appointment of General Seay as a director of the Company. A copy of this press release has been filed with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

Exhibit Number	Description
99.1	Press Release of eMagin Corporation dated February 1, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eMagin Corporation

Date: February 1, 2006	By:	/s/ Gary W. Jones
Gary W. Jones
President and Chief Executive Officer